                                                                  Exhibit 21 (a)


                        EMONS TRANSPORTATION GROUP, INC.
                             Listing of Subsidiaries


                                                                 State of
                         Subsidiary                            Incorporation
     ------------------------------------------------        ------------------
      Emons Finance Corp.                                         Delaware

      Emons Industries, Inc.                                      New York

      Emons Logistics Services, Inc.                              Delaware

      Emons Railroad Group, Inc.                                  Delaware

          St. Lawrence & Atlantic Railroad Company                Delaware

          Yorkrail, Inc.                                          Delaware

      Maine Intermodal Transportation, Inc.                       Delaware

      Maryland and Pennsylvania Railroad Company                Pennsylvania
